SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2)
[X ]	Definitive Information Statement

Northwest Passage Ventures, Ltd.

(Name of Registrant as Specified in Charter)

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☐         Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act

of 1934 as amended

Northwest Passage Ventures, Ltd.

509-207 West Hastings Street

Vancouver, BC V6B 1H7

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Northwest Passage Ventures, Ltd., a Nevada corporation, to the holders of record at the close of business on the record date, August 28, 2006, of our company's outstanding common stock, par value $0.001 per share, and Class A special voting shares, without par value, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to a change of name of our company from "Northwest Passage Ventures, Ltd." to "Americas Wind Energy Corporation".

Our company received the consent of a majority of the outstanding shares of our common stock for the change of name to "Americas Wind Energy Corporation" on August 28, 2006. Our company will, when permissible following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of the Private Corporations Act of the Nevada Revised Statutes (NRS 78.010 et seq.), file Articles of Amendment to amend our Certificate of Incorporation changing our name. This amendment will not be filed until after a date which is at least twenty (20) days after the filing and mailing of a definitive Information Statement.

We have decided to change the name of our company to "Americas Wind Energy Corporation" to more accurately reflect our change of business to distributing wind power turbines to wind farm developers throughout North America.

The proposed Certificate of Amendment to Articles of Incorporation, attached hereto as Appendix A, will become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after a definitive Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors have fixed the close of business on August 28, 2006 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 22,503,894 shares of common stock issued and outstanding and 30,000,000 class A special voting shares issued and outstanding as of August 28, 2006. We anticipate that this Information Statement will be mailed on or about September 26, 2006 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since July 1, 2005, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, August 28, 2006, we had a total of 22,503,894 shares of common stock ($0.001 par value per share) issued and outstanding and 30,000,000 shares of class A special voting stock (without par value) issued and outstanding.

The following table sets forth, as of August 28, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Jean Adams PO Box 260 Leeward Hwy Providenciales Turks Caicos Islands	1,437,750	6.39%
Brown Brothers harriman & Co. 140 Broadway New York, New York USA 10005	2,865,914	12.74%
Alexander Budwah PO Box 260 Leeward Hwy Providenciales Turks Caicos Islands	1,150,200	5.11%
Daisy Dawson PO Box 8 Leeward Hwy Providenciales Turks Caicos Islands	1,533,600	6.81%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Samuel Hamilton PO Box 62 Providenciales Turks Caicos Islands	1,437,750	6.39%
Dennico Johnson PO Box 103 Grand Turk Turks Caicos Islands	1,629,450	7.24%
Dennis Jones PO Box 236 Providenciales Turks Caicos Islands	1,917,000	8.52%
Lanesborough Balfour Trust 280 Nelson Street Suite 501 Vancouver, BC, Canada V6B 2E2	1,821,150	8.09%
Regina Holdings Alliance Limited Redcliffe Street PO Box 1679 St. Johns, Antigua	2,070,360	9.20%
Novelette Williams PO Box 228 Providenciales Turks Caicos Islands	1,533,600	6.81%
Robert Edwards c/o 24 Palace Arch Drive Toronto, Ontario M9A 2S1	1,846,154(2)	7.58%(2)
Harold Dickout c/o 24 Palace Arch Drive Toronto, Ontario M9A 2S1	19,107,692(3)	49.92%(3)
Frank Pickersgill c/o 24 Palace Arch Drive Toronto, Ontario M9A 2S1	6,276,923(4)	21.81%(4)
Digital Predictive Systems Inc. c/o 24 Palace Arch Drive Toronto, Ontario M9A 2S1	2,769,231(5)	10.96%(5)
Directors and Executive Officers as a Group (2 persons)	28,153,846(6)	55.58%(6)

(1)

Based on 22,503,894 shares of common stock issued and outstanding as of August 28, 2006. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to option or warrants currently exercisable, or exercisable with 60 days, are deemed outstanding for the purposes of computing percentage ownership of the person holding such option or warrants, but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes 1,846,154 shares of common stock issuable to Robert Edwards upon exchange of 1,846,154 class A preference shares in the capital of 6544797 Canada Ltd., a wholly-owned subsidiary of our company, and 1,846,154 class A special voting shares in the capital of our company, which class A preference shares in the capital of 6544797 Canada Ltd. and class A special voting shares in the capital of our company were issued to Mr. Edwards in connection with the share exchange contemplated by the share exchange agreement dated August 11, 2006 between our company, 6544797 Canada Ltd., Americas Wind Energy Inc. and the former shareholders of Americas Wind Energy Inc.

(3)

Includes 19,107,692 shares of common stock issuable to Harold Dickout upon exchange of 19,107,692 class A preference shares in the capital of 6544797 Canada Ltd. and 19,107,692 class A special voting shares in the capital of our company, which class A preference shares in the capital of 6544797 Canada Ltd. and class A special voting shares in the capital of our company were issued to Mr. Dickout in connection with the share exchange contemplated by the share exchange agreement dated August 11, 2006 between our company, 6544797 Canada Ltd., Americas Wind Energy Inc. and the former shareholders of Americas Wind Energy Inc. Mr. Dickout is a director and the President, Chief Executive Officer and Chairman of our company.

(4)

Includes 6,276,923 shares of common stock issuable to Frank Pickersgill upon exchange of 6,276,923 class A preference shares in the capital of 6544797 Canada Ltd. and 6,276,923 class A special voting shares in the capital of our company, which class A preference shares in the capital of 6544797 Canada Ltd. and class A special voting shares in the capital of our company were issued to Mr. Pickersgill in connection with the share exchange contemplated by the share exchange agreement dated August 11, 2006 between our company, 6544797 Canada Ltd., Americas Wind Energy Inc. and the former shareholders of Americas Wind Energy Inc. Mr. Pickersgill is a director and the Secretary of our company.

(5)

Includes 2,769,231 shares of common stock issuable to Digital Predictive Systems Inc., a company controlled by Shashi Dewan, a director of our company, upon exchange of 6,276,923 class A preference shares in the capital of 6544797 Canada Ltd. and 6,276,923 class A special voting shares in the capital of our company, which class A preference shares in the capital of 6544797 Canada Ltd. and class A special voting shares in the capital of our company were issued to Digital Predictive Systems Inc. in connection with the share exchange contemplated by the share exchange agreement dated August 11, 2006 between our company, 6544797 Canada Ltd., Americas Wind Energy Inc. and the former shareholders of Americas Wind Energy Inc.

(6)

Includes 19,107,692 shares of common stock issuable to Mr. Dickout, 6,276,923 shares of common stock issuable to Mr. Pickersgill and 2,769,231 shares of common stock issuable to Digital Predictive Systems Inc., a company controlled by Mr. Dewan, a director of our company.

AMENDMENT TO THE CORPORATION'S ARTICLES

On August 11, 2006, we entered into a share exchange agreement with 6544797 Canada Ltd., a Canadian corporation and wholly-owned subsidiary of our company (the "Purchaser"), Americas Wind Energy Inc., a private Ontario corporation ("Priveco"), and the former shareholders of Priveco.

The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock of Priveco occurred on August 11, 2006. In accordance with the closing of the share exchange agreement, we:

(i)	caused the Purchaser to issue 30,000,000 class A preference shares in the capital of the Purchaser, giving the right to acquire 30,000,000 common shares in the capital of our company, to the former shareholders of Priveco on the basis of 230.769230769 class A preference shares for every one common share of Priveco; and

(ii)

issued 30,000,000 class A special voting shares in the capital of our company, to the former shareholders of Priveco on the basis of 230.769230769 class A special voting shares for every one common share of Priveco, in exchange for the requisition by our company of all of the 130,000 issued and outstanding common shares of Priveco. The acquisition of Priveco was deemed to be a reverse acquisition for accounting purposes. As of the closing date of the share exchange agreement, our company commenced the business of distributing wind power turbines to wind farm developers throughout North America. Accordingly, to better reflect the new direction and business of our company, we decided to change our name.

Shareholder approval for the change of name of our company from "Northwest Passage Ventures, Ltd." to "Americas Wind Energy Corporation" was obtained by written consent of shareholders owning 30,000,000 shares of our class A special voting stock, which represented 57.14% on the record date, August 28, 2006. The change of name will not become effective until not less than twenty (20) days after a definitive Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

DISSENTERS RIGHTS

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to our Articles of Incorporation in connection with the change of name.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our corporation, including financial statements, you may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary at (800) 661-7830.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Northwest Passage Ventures Ltd. has duly caused this report to be signed by the undersigned hereunto authorized.

September 26, 2006

NORTHWEST PASSAGE VENTURES LTD.

By:	/s/ Harold C.F. Dickout

Harold C.F. Dickout

President, Chief Executive Officer,

Chairman and Director

APPENDIX A

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment (Pursuant to NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 780.390 – After Issuance of Stock)

1.	Name of corporation:
NORTHWEST PASSAGE VENTURES LTD.
2.	The articles have been amended as follows (provide article numbers, if available):
1. The name of this corporation is AMERICAS WIND ENERGY CORPORATION

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the

articles of incorporation have voted in favor of the amendment is:	57.14% *

4.	Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)
5.	Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State AM 78.385 Amend 2003 Revised on: 09/29/05